Exhibit 3.359

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SOMERSET SURGERY PARTNER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF JULY, A.D. 2001, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “SOMERSET SURGERY PARTNER, LLC”.

3419682 8100H 110292658	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620116 DATE: 03-14-11
You may verify this certificate online
at corp.delaware.gov/authver.shtml

Certificate of Formation
of
Somerset Surgery Partner, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Somerset Surgery Partner, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of July 30, 2001.

By:	/s/ Roberto G. Pantoja
Roberto G. Pantoja
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/30/2001
010368014 – 3419682

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040763 – 3419682
CERTIFICATE OF AMENDMENT
OF
Somerset Surgery Partner, LLC
     1. The name of the limited liability company is Somerset Surgery Partner, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Somerset Surgery Partner, LLC this 15 day of January, 2002.

Somerset Surgery Partner, LLC

/s/ William F. Carpenter III William F. Carpenter III,
Manager

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